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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accounts, we hereby consent to the incorporation of our report dated January 22, 2001 included in this Form 10-K into the Company's previously filded Registration Statements on Form S-8 (File No.'s 333-38604 and 333-95443).

                                           /s/ Arthur Andersen LLP


Boston, Massachusetts
March 30, 2001